                        TEFRON LTD. AND ITS SUBSIDIARIES


                    INTERIM CONSOLIDATED FINANCIAL STATEMENTS


                               AS OF JUNE 30, 2004


                            U.S. DOLLARS IN THOUSANDS


                                    UNAUDITED




                                      INDEX


                                                                        PAGE
                                                                     ----------
 REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM                  2

 CONSOLIDATED BALANCE SHEETS                                            3 - 4

 CONSOLIDATED STATEMENTS OF OPERATIONS                                    5

 STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY                            6

 CONSOLIDATED STATEMENTS OF CASH FLOWS                                  7 - 8

 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS                             9 - 15




                              - - - - - - - - - - -

[LOGO] ERNST & YOUNG

                   |X| KOST FORER GABBAY & KASIERER     |X| Phone: 972-3-6232525
                       3 Aminadav St.                       Fax:   972-3-5622555
                       Tel-Aviv 67067, Israel


The Board of Directors of
Tefron Ltd.
-----------


          Re:  Report of Independent Registered Public Accounting Firm
               -------------------------------------------------------

     We have reviewed the consolidated balance sheets of Tefron Ltd. ("the Company") and its subsidiaries as of June 30, 2004 and 2003, and the related consolidated statements of operations, changes in shareholders' equity and cash flows for the three-month and six-month periods ended June 30, 2004 and 2003. These financial statements are the responsibility of the Company's management.

     We conducted our review in accordance with the standards of the Public Company Accounting Oversight Board (United States). A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with the standards of the Public Company Accounting Oversight Board, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

     Based on our review, we are not aware of any material modifications that should be made to the condensed consolidated interim financial statements referred to above for them to be in conformity with U.S. generally accepted accounting principles.

     We have previously audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the consolidated balance sheet of the Company and its subsidiaries as of December 31, 2003, and the related consolidated statements of operations, shareholders' equity and cash flows for the year then ended, and in our report dated March 14, 2004, we expressed an unqualified opinion on those consolidated financial statements. In our opinion, the information set forth in the accompanying consolidated balance sheet as of December 31, 2003 and in the related statements of operations, shareholders' equity and cash flows for the year then ended is fairly stated, in all material respects, in relation to the financial statements from which it has been derived.

     As discussed in Note 1b of the Notes to the consolidated financial statements, the accompanying financial statements have been restated to correct amounts previously reported for the amortization of government grants.




Tel-Aviv, Israel                             KOST FORER GABBAY & KASIERER
October 19, 2004                           A Member of Ernst & Young Global


                                                                                           TEFRON LTD. AND ITS SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
---------------------------------------------------------------------------------------------------------------------------
U.S. DOLLARS IN THOUSANDS


                                                                                JUNE 30,
                                                                   ----------------------------------     DECEMBER 31,
                                                                        2004              2003                2003
                                                                   ----------------  ----------------  --------------------
                                                                               UNAUDITED
                                                                   ----------------------------------
     ASSETS

 CURRENT ASSETS:
   Cash and cash equivalents                                         $      9,861      $      6,130      $      6,877
   Trade receivables (net of allowance for doubtful debts)                 23,891            19,150            24,917
   Other accounts receivable and prepaid expenses                           6,330             4,864             6,166
   Inventories                                                             33,262            26,867            31,676
                                                                   ----------------  ----------------  --------------------

 TOTAL current assets                                                      73,344            57,011            69,636
                                                                   ----------------  ----------------  --------------------

 SEVERANCE PAY FUNDS                                                          189               388               217
                                                                   ----------------  ----------------  --------------------

 PROPERTY, PLANT AND EQUIPMENT
   Cost                                                                   162,296           153,464           157,734
   Less - accumulated depreciation, property, plant
     and equipment, net                                                    64,786            56,269            60,261
                                                                   ----------------  ----------------  --------------------

                                                                           97,510            97,195            97,473
                                                                   ----------------  ----------------  --------------------

 OTHER ASSETS:
   Goodwill                                                                30,865            30,895            30,865
   Deferred taxes                                                           2,785             3,961             3,428
   Investment in affiliated companies                                         296               482               296
   Advance to supplier of equipment                                             -             1,442                 -
   Other                                                                      605             1,088               806
                                                                   ----------------  ----------------  --------------------

 TOTAL other assets                                                        34,551            37,868            35,395
                                                                   ----------------  ----------------  --------------------

 TOTAL assets                                                        $    205,594      $    192,462      $    202,721
                                                                   ================  ================  ====================


The accompanying notes are an integral part of the consolidated financial statements.


                                                                                           TEFRON LTD. AND ITS SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
---------------------------------------------------------------------------------------------------------------------------
U.S. DOLLARS IN THOUSANDS, EXCEPT SHARE DATA


                                                                               JUNE 30,
                                                                   ----------------------------------     DECEMBER 31,
                                                                        2004              2003                2003
                                                                   ----------------  ----------------  --------------------
                                                                               UNAUDITED
                                                                   ----------------------------------
     LIABILITIES AND SHAREHOLDERS' EQUITY

 CURRENT LIABILITIES:
   Short-term bank credit                                            $     21,236      $     19,226     $      31,761
   Current maturities of long-term debt:
     Banks and other loans                                                 10,829            11,010            10,328
     Capital leases                                                           668             2,192             1,367
   Trade payables                                                          28,523            23,199            29,558
   Payables in respect of issuance of shares (Note 3a)                      3,454                 -                 -
   Other accounts payable and accrued expenses                             11,341            9,115             11,146
                                                                   ----------------  ----------------  --------------------

 TOTAL current liabilities                                                 76,051           64,742             84,160
                                                                   ----------------  ----------------  --------------------

 LONG-TERM LIABILITIES:
   Loans from banks and others                                             50,144           60,558             56,471
   Capital leases                                                              67            2,077                327
   Deferred taxes                                                           7,799            8,478              7,570
   Accrued severance pay                                                    2,593            2,303              2,486
                                                                   ----------------  ----------------  --------------------

 TOTAL long-term liabilities                                               60,603           73,416             66,854
                                                                   ----------------  ----------------  --------------------

 MINORITY INTEREST                                                         15,666           14,301             15,052
                                                                   ----------------  ----------------  --------------------

 TOTAL liabilities                                                        152,320          152,459          166,066
                                                                   ----------------  ----------------  --------------------

 SHAREHOLDERS' EQUITY:
   Share capital
     Ordinary shares of NIS 1 par value: Authorized: 50,000,000 shares; Issued and outstanding: 18,014,247 shares
       (December 31, 2003 - 13,439,566 shares)                              6,582             5,575            5,575
     Deferred shares of NIS 1 par value: Authorized, issued and
       outstanding: 4,500 shares                                                1                 1                1
   Additional paid-in capital                                              79,115            62,810           62,810
   Accumulated deficit                                                    (24,127)          (20,975)         (24,323)
   Deferred compensation (Note 3b)                                           (889)                -                -
                                                                   ----------------  ----------------  --------------------

                                                                           60,682            47,411           44,063
   Less - 997,400 Ordinary shares in treasury, at cost                     (7,408)           (7,408)          (7,408)
                                                                   ----------------  ----------------  --------------------

 TOTAL shareholders' equity                                                53,274            40,003           36,655
                                                                   ----------------  ----------------  --------------------

 TOTAL liabilities and shareholders' equity                          $    205,594      $    192,462     $     202,721
                                                                   ================  ================  ====================


The accompanying notes are an integral part of the consolidated financial statements.


            October 19, 2004
----------------------------------------        ----------------------------------        ---------------------------------
        Date of approval of the                              Chairman                                Yoss Shiran
          financial statements                                                                 Chief Executive Officer
                                                                                                     and Director

                                                                                             TEFRON LTD. AND ITS SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
-----------------------------------------------------------------------------------------------------------------------------
U.S. DOLLARS IN THOUSANDS (EXCEPT SHARE AND PER SHARE DATA)


                                                SIX MONTHS ENDED                THREE MONTHS ENDED            YEAR ENDED
                                                    JUNE 30,                         JUNE 30,                DECEMBER 31,
                                         -------------------------------  -------------------------------
                                             2004           2003 *)            2004          2003 *)            2003 *)
                                         --------------  ---------------  --------------- ---------------  ------------------
                                                                    UNAUDITED
                                         ----------------------------------------------------------------
 Sales, net                                $   94,480      $   83,250       $   45,622      $   40,861      $    163,086
 Cost of sales                                 79,632          70,609           37,987          36,074           139,422
                                         --------------  ---------------  --------------- ---------------  ------------------

 Gross profit                                  14,848          12,641            7,635           4,787            23,664
 Selling, general and administrative
   expenses                                    10,738          10,022            5,493           5,095            20,323
                                         --------------  ---------------  --------------- ---------------  ------------------

 Operating income                               4,110           2,619            2,142            (308)            3,341
 Financing expenses, net                        1,744           2,533            1,314           1,362             5,628
 Other expenses (income), net                       1            (237)              24            (112)             (228)
                                         --------------  ---------------  --------------- ---------------  ------------------

 Income (loss) before taxes on income           2,365             323              804          (1,558)           (2,059)
 Taxes on income                                1,188              (6)             303            (404)             (424)
                                         --------------  ---------------  --------------- ---------------  ------------------

 Income (loss) after taxes on income            1,177             329              501          (1,154)           (1,635)
 Equity in earnings (losses) of
   affiliated companies                             -             (22)               -              56              (183)
 Minority interest in earnings of a
   subsidiary                                     981           1,327              411             694            2,550
 Pre-acquisition earnings of
   subsidiary since April 1, 2003                   -              85                -             (85)             (85)
                                         --------------  ---------------  --------------- ---------------  ------------------

 Net income (loss)                         $      196      $   (1,105)      $       90      $   (1,877)     $     (4,453)
                                         ==============  ===============  =============== ===============  ==================

 Basic and diluted net income (loss)
   per share                               $      0.01     $     (0.09)     $        0.01   $     (0.15)    $      (0.36)
                                         ==============  ===============  =============== ===============  ==================


*)  Restated, see Note 1b.


The accompanying notes are an integral part of the consolidated financial statements.


                                                                               TEFRON LTD. AND ITS SUBSIDIARIES
STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
---------------------------------------------------------------------------------------------------------------
U.S. DOLLARS IN THOUSANDS, EXCEPT SHARE DATA


                                               ORDINARY SHARES              DEFERRED SHARES         ADDITIONAL
                                         ---------------------------- ----------------------------   PAID-IN
                                           NUMBER **)      AMOUNT       NUMBER **)      DEFICIT      CAPITAL
                                         -------------- ------------- -------------- ------------- ------------
 Balance as of January 1, 2003             12,412,166     $   5,575         4,500     $        1    $  62,810

 Net loss                                           -             -             -              -            -
                                         -------------- ------------- -------------- ------------- ------------

 Balance as of December 31, 2003           12,412,166         5,575         4,500              1       62,810

 Issuance of shares                         4,604,681         1,007             -              -       15,265
 Deferred compensation                              -             -             -              -        1,040
 Amortization of deferred compensation              -             -             -              -            -
 Net income                                         -             -             -              -            -
                                         -------------- ------------- -------------- ------------- ------------

 Balance as of June 30, 2004
   (unaudited)                             17,016,847     $   6,582         4,500     $        1    $  79,115
                                         ============== ============= ============== ============= ============


 Balance as of January 1, 2003             12,412,166     $   5,575         4,500     $        1    $  62,810

 Net loss                                           -             -             -              -            -
                                         -------------- ------------- -------------- ------------- ------------

 Balance as of June 30, 2003
   (unaudited)                             12,412,166     $   5,575         4,500     $        1    $  62,810
                                         ============== ============= ============== ============= ============

 Balance as of April 1, 2004               12,412,166     $   5,575         4,500     $        1    $  62,810

 Issuance of shares                         4,604,681         1,007             -              -       15,265
 Deferred compensation                              -             -             -              -        1,040
 Amortization of deferred compensation              -             -             -              -            -
 Net income                                         -             -             -              -            -
                                         -------------- ------------- -------------- ------------- ------------

 Balance as of June 30, 2004
   (unaudited)                             17,016,847     $   6,582         4,500     $        1    $  79,115
                                         ============== ============= ============== ============= ============

 Balance as of April 1, 2003               12,412,166     $   5,575         4,500     $        1    $  62,810

 Net loss                                           -             -             -              -            -
                                         -------------- ------------- -------------- ------------- ------------

 Balance as of June 30, 2003
   (unaudited)                             12,412,166     $   5,575         4,500     $        1    $  62,810
                                         ============== ============= ============== ============= ============

(CONTINUED)

                                           ACCUMULATED       DEFERRED       TREASURY
                                           DEFICIT *)      COMPENSATION      SHARES       TOTAL *)
                                         --------------- ---------------- ------------  ------------

 Balance as of January 1, 2003            $    (19,870)   $        -       $  (7,408)    $  41,108

 Net loss                                       (4,453)            -               -        (4,453)
                                         --------------- ---------------- ------------  ------------

 Balance as of December 31, 2003               (24,323)            -          (7,408)       36,655

 Issuance of shares                                  -             -               -        16,272
 Deferred compensation                               -        (1,040)              -             -
 Amortization of deferred compensation               -           151               -           151
 Net income                                        196             -               -           196
                                         --------------- ---------------- ------------  ------------

 Balance as of June 30, 2004
   (unaudited)                            $    (24,127)   $     (889)      $  (7,408)    $  53,274
                                         =============== ================ ============  ============


 Balance as of January 1, 2003            $    (19,870)   $        -       $  (7,408)    $  41,108

 Net loss                                       (1,105)            -               -        (1,105)
                                         --------------- ---------------- ------------  ------------

 Balance as of June 30, 2003
   (unaudited)                            $    (20,975)   $        -       $  (7,408)    $  40,003
                                         =============== ================ ============  ============

 Balance as of April 1, 2004              $    (24,217)   $        -       $  (7,408)    $  36,761

 Issuance of shares                                  -             -               -        16,272
 Deferred compensation                               -        (1,040)              -             -
 Amortization of deferred compensation               -           151               -           151
 Net income                                         90             -               -            90
                                         --------------- ---------------- ------------  ------------

 Balance as of June 30, 2004
   (unaudited)                            $    (24,127)   $     (889)      $  (7,408)    $  53,274
                                         =============== ================ ============  ============

 Balance as of April 1, 2003              $    (19,098)   $        -       $  (7,408)    $  41,880

 Net loss                                       (1,877)            -               -        (1,877)
                                         --------------- ---------------- ------------  ------------

 Balance as of June 30, 2003
   (unaudited)                            $    (20,975)   $        -       $  (7,408)    $  40,003
                                         =============== ================ ============  ============


*)     Restated, see Note 1b.
**)    Net of 997,400 Ordinary shares in treasury.

The accompanying notes are an integral part of the consolidated financial statements.


                                                                                             TEFRON LTD. AND ITS SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
-----------------------------------------------------------------------------------------------------------------------------
U.S. DOLLARS IN THOUSANDS


                                                SIX MONTHS ENDED                THREE MONTHS ENDED
                                                    JUNE 30,                         JUNE 30,                 YEAR ENDED
                                         -------------------------------  -------------------------------    DECEMBER 31,
                                             2004           2003 *)            2004          2003 *)            2003 *)
                                         --------------  ---------------  --------------- ---------------  ------------------
                                                                    UNAUDITED
                                         ----------------------------------------------------------------
 CASH FLOWS FROM OPERATING ACTIVITIES:

 Net income (loss)                         $      196      $   (1,105)      $       90      $  (1,877)       $    (4,453)
 Adjustments to reconcile net income
   (loss) to net cash provided by
   operating activities (a)                     5,205           5,972            2,859          5,507              7,329
                                         --------------  ---------------  --------------- ---------------  ------------------

 Net cash provided by operating
   activities                                   5,401           4,867            2,949          3,630              2,876
                                         --------------  ---------------  --------------- ---------------  ------------------

 CASH FLOWS FROM INVESTING ACTIVITIES:

 Investment in property, plant and
   equipment                                   (5,037)         (1,858)          (3,035)          (631)            (3,948)
 Investment grants received                       538           1,868              226              7              1,868
 Investment in affiliated companies                 -            (166)               -            (61)              (125)
 Proceeds from sale of property, plant
   and equipment                                   33             319               11            194                499
 Cash arising on acquisition of
   subsidiary (b)                                   -             300                -            300                300
                                         --------------  ---------------  --------------- ---------------  ------------------

 Net cash provided by (used in)
   investing activities                        (4,466)            463           (2,798)          (191)            (1,406)
                                         --------------  ---------------  --------------- ---------------  ------------------

 CASH FLOWS FROM FINANCING ACTIVITIES:

 Receipt of long-term bank loans                    -           8,500                -          8,500              8,500
 Repayments of long-term bank loans
   and other loans                             (5,826)        (15,806)          (2,049)       (11,352)           (22,614)
 Payments under capital lease                    (959)         (1,140)            (338)          (632)            (1,691)
 Increase (decrease) in short-term
   bank credit, net                           (10,525)          3,101          (10,200)           570             15,636
 Dividend paid to minority interest in
   subsidiaries                                  (367)           (597)            (238)          (249)            (1,166)
 Proceeds from issuance of shares, net     **) 19,726               -       **) 19,726              -                  -
                                         --------------  ---------------  --------------- ---------------  -----------------

 Net cash provided by (used in)
   financing activities                         2,049          (5,942)           6,901         (3,163)            (1,335)
                                         --------------  ---------------  --------------- ---------------  -----------------

 Increase (decrease) in cash and cash
   equivalents                                  2,984            (612)           7,052            276                135
 Cash and cash equivalents at beginning
   of period                                    6,877           6,742            2,809          5,854              6,742
                                         --------------  ---------------  --------------- ---------------  -----------------

 Cash and cash equivalents at end of
   period                                  $    9,861      $    6,130       $    9,861      $   6,130        $     6,877
                                         ==============  ===============  =============== ===============  =================


*)     Restated, see Note 1b.
**)    Net of issuing cost at the amount of $ 274 thousand.

The accompanying notes are an integral part of the consolidated financial statements.


                                                                                             TEFRON LTD. AND ITS SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
-----------------------------------------------------------------------------------------------------------------------------
U.S. DOLLARS IN THOUSANDS


                                                SIX MONTHS ENDED                THREE MONTHS ENDED
                                                     JUNE 30,                         JUNE 30,                 YEAR ENDED
                                         -------------------------------  -------------------------------     DECEMBER 31,
                                              2004           2003 *)            2004          2003 *)           2003 *)
                                         --------------  ---------------  --------------- ---------------  ------------------
                                                                     UNAUDITED
                                         ----------------------------------------------------------------
 (a)   ADJUSTMENTS TO RECONCILE NET
         INCOME (LOSS) TO NET CASH
         PROVIDED BY OPERATING
         ACTIVITIES:

       Depreciation and amortization       $    4,831      $     4,729      $     2,513     $     2,422      $        9,005
       Accrued severance pay, net                 135             (356)             104            (321)               (692)
       Decrease (increase) in deferred
         income taxes, net                        794              (60)              43            (458)               (621)
       Equity in losses (earnings) of
         affiliated companies                       -               22                -             (56)                183
       Loss (gain) on disposal of
         property and equipment, net              191             (235)             194            (110)               (199)
       Minority interest in earnings
         of a subsidiary                          981            1,327              411             694               2,550
       Pre-acquisition earnings of a
         subsidiary                                 -               85                -              85                  85

       Decrease (increase) in trade
         receivables, net                       1,026            2,799            2,632             258              (3,006)
       Decrease (increase) in other
         accounts receivable and
         prepaid expenses                         124             (292)            (548)            192                (469)
       Decrease (increase) in
         inventories                           (1,586)             (23)          (1,018)            239              (4,482)
       Increase (decrease) in trade
         payables                              (1,019)          (2,588)            (805)          1,592               3,911
       Increase (decrease) in other
         accounts payable and accrued
         expenses                                (272)             564             (667)            970               1,064
                                         --------------  ---------------  --------------- ---------------  ------------------

                                           $    5,205      $     5,972      $     2,859     $     5,507      $        7,329
                                         ==============  ===============  =============== ===============  ==================
 (b)   CASH ARISING ON ACQUISITION OF
         SUBSIDIARY:

       Working capital, net                $        -      $      (722)     $         -     $      (722)      $       (692)
       Property and equipment, net                  -              369                -             369                369
       Goodwill                                     -              152                -             152                122
       Accrued severance pay, net                   -              (99)               -             (99)               (99)
                                         --------------  ---------------  --------------- ---------------  ------------------

                                           $        -      $      (300)     $         -     $      (300)      $       (300)
                                         ==============  ===============  =============== ===============  ==================

 (c)   SUPPLEMENTAL DISCLOSURE OF
         NON-CASH INVESTING AND
         FINANCING ACTIVITIES:             $      257      $     1,869      $      (730)    $      (643)      $      2,346
                                         ==============  ===============  =============== ===============  ==================

 (d)   CASH PAID (RECEIVED) DURING THE
         PERIOD FOR:

       Interest                            $    1,726      $     2,050      $       659     $       754       $      3,538
                                         ==============  ===============  =============== ===============  ==================

       Income taxes, net of refunds
         received                          $      318      $        56      $       314     $        51       $         60
                                         ==============  ===============  =============== ===============  ==================


*)  Restated, see Note 1b.

The accompanying notes are an integral part of the consolidated financial statements.

                                                TEFRON LTD. AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


NOTE 1:-       SIGNIFICANT ACCOUNTING POLICIES

          a. The significant accounting policies applied in the annual financial statements of the Company as of December 31, 2003, are applied consistently in these financial statements.

          b.   Restatement of financial statements:

               In order to present financial statements in accordance with accounting principles generally accepted in the United States, the Company has restated its financial statements as detailed below, in respect of amortization of government grants relating to machinery and equipment, which grants were received in prior years.

               To adjust for an understatement of accumulated amortization of government grants due to the Company not recording certain amortization of these grants in the years 1996-2000, the Company previously recorded a one-time adjustment in 2003 (reduction of depreciation expense) in the amount of $ 1,332. IN THESE FINANCIAL STATEMENTS, THE ONE-TIME ADJUSTMENT, NET OF TAXES OF $332, HAS BEEN REVERSED AND RETAINED EARNINGS AS OF JANUARY 1, 2001, HAS BEEN INCREASED BY A CORRESPONDING AMOUNT.

               THE FOLLOWING TABLE SHOWS A RECONCILIATION OF ALL AMOUNTS AS PREVIOUSLY REPORTED AND AS RESTATED:

                                                                           YEAR ENDED
                                                                       DECEMBER 31, 2003
                                                      ----------------------------------------------------
                                                       AS PREVIOUSLY
                                                          REPORTED          RESTATEMENT       AS RESTATED
                                                      ----------------    ---------------    -------------
                                                                   U.S. DOLLARS IN THOUSANDS
                                                      ----------------------------------------------------
               Cost of sales                                  138,090            1,332           139,422
               Gross profit                                    24,996           (1,332)           23,664
               Operating income                                 4,673           (1,332)            3,341
               Loss before taxes on income                       (727)          (1,332)           (2,059)
               Tax benefit                                        (92)            (332)             (424)
               Net loss                                        (3,453)          (1,000)           (4,453)
               Basic and diluted net loss per share             (0.28)           (0.08)            (0.36)


                                                                           TEFRON LTD. AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
----------------------------------------------------------------------------------------------------------


NOTE 1:-       GENERAL (CONT.)

                                                                            YEAR ENDED
                                                                        DECEMBER 31, 2003
                                                      ----------------------------------------------------
                                                       AS PREVIOUSLY
                                                          REPORTED          RESTATEMENT       AS RESTATED
                                                      ----------------    ---------------    -------------
                                                                   U.S. DOLLARS IN THOUSANDS
                                                      ----------------------------------------------------

               Cash flows from operating activities:
               Net loss                                        (3,453)          (1,000)           (4,453)
               Depreciation and amortization                    7,673            1,332             9,005
               Increase in deferred taxes, net                   (289)            (332)             (621)
               Adjustments to reconcile net loss to
                 net cash provided by operating
                 activities                                     6,329            1,000             7,329


                                                                         JANUARY 1, 2003
                                                      ----------------------------------------------------
                                                       AS PREVIOUSLY
                                                          REPORTED          RESTATEMENT       AS RESTATED
                                                      ----------------    ---------------    -------------
                                                                   U.S. DOLLARS IN THOUSANDS
                                                      ----------------------------------------------------

               Accumulated deficit                            (20,870)           1,000           (19,870)
               Total shareholders' equity                      40,108            1,000            41,108


                                                                         SIX MONTHS ENDED
                                                                          JUNE 30, 2003
                                                      ----------------------------------------------------
                                                       AS PREVIOUSLY
                                                          REPORTED          RESTATEMENT       AS RESTATED
                                                      ----------------    ---------------    -------------
                                                                   U.S. DOLLARS IN THOUSANDS
                                                      ----------------------------------------------------

               Cost of sales                                   69,277            1,332            70,609
               Gross profit                                    13,973           (1,332)           12,641
               Operating income                                 3,951           (1,332)            2,619
               Income before taxes on income                    1,655           (1,332)              323
               Tax benefit                                        326             (332)               (6)
               Net loss                                          (105)          (1,000)           (1,105)
               Basic and diluted net loss per share             (0.01)           (0.08)            (0.09)


                                                                         SIX MONTHS ENDED
                                                                          JUNE 30, 2003
                                                      ----------------------------------------------------
                                                       AS PREVIOUSLY
                                                          REPORTED          RESTATEMENT       AS RESTATED
                                                      ----------------    ---------------    -------------
                                                                   U.S. DOLLARS IN THOUSANDS
                                                      ----------------------------------------------------

               Cash flows from operating activities:
                 Net loss                                        (105)          (1,000)           (1,105)
                 Depreciation and amortization                  3,397            1,332             4,729
                 Decrease (increase) in deferred taxes,
                   net                                            272             (332)              (60)
                 Adjustments to reconcile net loss to
                   net cash provided by operating
                   activities                                   4,972            1,000             5,972


                                                                           TEFRON LTD. AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
----------------------------------------------------------------------------------------------------------


NOTE 1:-       GENERAL (CONT.)

                                                                        THREE MONTHS ENDED
                                                                          JUNE 30, 2003
                                                      ----------------------------------------------------
                                                       AS PREVIOUSLY
                                                          REPORTED          RESTATEMENT       AS RESTATED
                                                      ----------------    ---------------    -------------
                                                                   U.S. DOLLARS IN THOUSANDS
                                                      ----------------------------------------------------

               Cost of sales                                   35,065            1,009            36,074
               Gross profit                                     5,796           (1,009)            4,787
               Operating income (loss)                            701           (1,009)             (308)
               Loss before taxes on income                       (549)          (1,009)           (1,558)
               Tax benefit                                       (153)            (251)             (404)
               Net loss                                        (1,119)            (758)           (1,877)
               Basic and diluted net loss per share             (0.09)           (0.06)            (0.15)


                                                                        THREE MONTHS ENDED
                                                                          JUNE 30, 2003
                                                      ----------------------------------------------------
                                                       AS PREVIOUSLY
                                                          REPORTED          RESTATEMENT       AS RESTATED
                                                      ----------------    ---------------    -------------
                                                                   U.S. DOLLARS IN THOUSANDS
                                                      ----------------------------------------------------

               Cash flows from operating activities:
                 Net loss                                      (1,119)            (758)           (1,877)
                 Depreciation and amortization                  1,413            1,009             2,422
                 Increase in deferred taxes, net                 (207)            (251)             (458)
                 Adjustments to reconcile net loss to
                   net cash provided by operating
                   activities                                   4,749              758             5,507


                                                                          APRIL 1, 2003
                                                      ----------------------------------------------------
                                                       AS PREVIOUSLY
                                                          REPORTED          RESTATEMENT       AS RESTATED
                                                      ----------------    ---------------    -------------
                                                                   U.S. DOLLARS IN THOUSANDS
                                                      ----------------------------------------------------

               Accumulated deficit                            (19,856)             758           (19,098)
               Total shareholders' equity                      41,122              758            41,880

                                                TEFRON LTD. AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


NOTE 2:-       UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

               The accompanying unaudited interim consolidated financial statements have been prepared in accordance with the Standards of the Public Company Accounting Oversight Board (United States) for interim financial information. Accordingly, they do not include all the information and footnotes required by generally accepted accounting principles in the United States for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the six months ended June 30, 2004 are not necessarily indicative of the results that may be expected for the year ended December 31, 2004.


NOTE 3:-       SIGNIFICANT TRANSACTIONS

               a. On April 22, 2004, the Company closed the previously announced Share Purchase Agreement with a partnership controlled by FIMI Opportunity Fund ("Fimi"). Also, the Company closed a separate Share Purchase Agreement with Leber Partners, L.P., a limited partnership ("the Investor"). Under the agreements, the Company issued to Fimi and the Investor 3.53 million and 1.07 million Ordinary shares of the Company, nominal value NIS 1.00 per share, respectively, at a price per share of $ 4.25 and $ 4.65 ("the PPS"), respectively, for a cash consideration of $ 15 million and $ 5 million, respectively, subject to the matter discussed in the following paragraphs.

                    According to the agreements, in the event that the Company's earnings before income tax, depreciation and amortization (the "EBITDA"), excluding (i) the EBITDA of Alba Health LLC to the extent it exceeds zero, and (ii) any increase in the EBITDA of Alba Waldensian, Inc., as a result of the exercise of the Put Option for fiscal year 2004 (the "2004 EBITDA"), as set forth in the Company's audited consolidated financial statements for the year ending on December 31, 2004, is less than $ 23 million, then the PPS shall be adjusted as follows: (i) if the Company's 2004 EBITDA is equal to or lower than $ 16 million, then the PPS will be retroactively reduced by $ 0.75, and (ii) if the Company's 2004 EBITDA is higher than $ 16 million but lower than $ 23 million, the PPS will be retroactively reduced as agreed in the agreement.

                    In the event that the Adjusted PPS is not equal to the PPS, the Company, at its sole discretion, shall either (i) deliver Fimi and the Investor, within fourteen business days following the release of the 2004 financial statements, a number of additional Ordinary shares that is equal to the difference between the number of purchased shares issued to Fimi and the Investor at the Closing and the number of Ordinary shares that would have been issued to the Fimi and the Investor at the Closing had the original PPS been equal to the Adjusted PPS, or (ii) pay Fimi and the Investor, within ten business days following the release of the 2004 financial statements, a cash amount equal to the difference between the price per share and the Adjusted PPS per each share purchased by Fimi and the Investor.

                                                TEFRON LTD. AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


NOTE 3:-       SIGNIFICANT TRANSACTIONS (CONT.)

                    In accordance with the abovementioned, since part of the proceeds are conditioned on an event which is uncertain, the expected cash proceeds were presented under liabilities.

                                                                  LEBER       ISSUANCE
                                                    FIMI         PARTNERS       COST        TOTAL
                                              ---------------- ------------  ----------  -----------
                                                               U.S. DOLLARS IN THOUSANDS
                                              ------------------------------------------------------
                    Proceeds, net              $      15,000    $    5,000    $   (274)   $  19,726
                    Conditioned proceeds              (2,647)         (807)          -       (3,454)
                                              ---------------- ------------  ----------  -----------

                    Total proceeds, net        $      12,353    $    4,193    $   (274)   $  16,272
                                              ================ ============  ==========  ===========

                    Total expenses at the amount of $ 274 thousand, in respect of share issuance were deducted from the additional paid-in capital.

               b. The Company has elected to follow Accounting Principles Board Opinion No. 25 "Accounting for Stock Issued to Employees" ("APB No. 25") and FASB Interpretation No. 44 "Accounting for Certain Transactions Involving Stock Compensation" ("FIN No. 44") in accounting for its employee stock option plans. Under. APB No. 25, when the exercise price of the Company's share options is higher than or equal to the market price of the underlying shares on the date of grant, no compensation expense is recognized.

                    On April 22, 2004, within the closing of the issuance and purchase of shares, as mentioned above, the Company granted 650,000 options to Yosef Shiran ("the Options"), the Company's CEO. The exercise price was set at $ 4.25, and the vesting periods are spread over 10 years from the date of the grant.

                    The market price of the Company's shares on the date of grant was $ 5.85.

                    The compensation which represents the difference between the exercise price and the market price of the Options, on the date they were granted, at the amount of $ 1.04 million, is amortized over a period of 10 years.

                    The Company recorded expenses at the amount of $ 151 thousand for the six months and three months ended June 30, 2004 which were presented under general and administrative expenses.


NOTE 4:-       SUBSEQUENT EVENTS

               On June 29, 2004, a change in tax rates was approved; however, the law was signed and published after June 30, 2004. Accordingly, the law is considered enacted in the third quarter of 2004 and, therefore, the effect of the change in taxes (current and deferred) will be reflected only in the third quarter of 2004.


                                                                                            TEFRON LTD. AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
----------------------------------------------------------------------------------------------------------------------------


NOTE 5:-       SEGMENT REPORTING

                                                                   SIX MONTHS ENDED JUNE 30, 2004 (UNAUDITED)
                                                     -----------------------------------------------------------------------
                                                       CUT & SEW -                         HEALTH CARE
                                                          ISRAEL           SEAMLESS            USA           CONSOLIDATED
                                                     ----------------  ----------------  ----------------  -----------------
                                                                            U.S. DOLLARS IN THOUSANDS
                                                     -----------------------------------------------------------------------
               Sales to unaffiliated customers         $   36,047        $    41,578       $   16,855        $    94,480
                                                     ================  ================  ================  =================

               Operating income (loss)                 $    4,010        $    (2,547)      $    2,647        $     4,110
                                                     ================  ================  ================  =================


                                                                   SIX MONTHS ENDED JUNE 30, 2003 (UNAUDITED)
                                                     -----------------------------------------------------------------------
                                                       CUT & SEW -                         HEALTH CARE
                                                          ISRAEL           SEAMLESS            USA           CONSOLIDATED
                                                     ----------------  ----------------  ----------------  -----------------
                                                                            U.S. DOLLARS IN THOUSANDS
                                                     -----------------------------------------------------------------------

               Sales to unaffiliated customers         $   28,296        $    35,332       $   19,622        $    83,250
                                                     ================  ================  ================  =================

               Operating income (loss)                 $      555        $    (1,252)      $    3,316        $     2,619
                                                     ================  ================  ================  =================


                                                                  THREE MONTHS ENDED JUNE 30, 2004 (UNAUDITED)
                                                     -----------------------------------------------------------------------
                                                       CUT & SEW -                         HEALTH CARE
                                                          ISRAEL           SEAMLESS            USA           CONSOLIDATED
                                                     ----------------  ----------------  ----------------  -----------------
                                                                            U.S. DOLLARS IN THOUSANDS
                                                     -----------------------------------------------------------------------

               Sales to unaffiliated customers         $   17,011        $    20,259       $    8,352        $    45,622
                                                     ================  ================  ================  =================

               Operating income (loss)                 $    1,936        $      (970)      $    1,176        $     2,142
                                                     ================  ================  ================  =================


                                                                  THREE MONTHS ENDED JUNE 30, 2003 (UNAUDITED)
                                                     -----------------------------------------------------------------------
                                                       CUT & SEW -                         HEALTH CARE
                                                          ISRAEL           SEAMLESS            USA           CONSOLIDATED
                                                     ----------------  ----------------  ----------------  -----------------
                                                                            U.S. DOLLARS IN THOUSANDS
                                                     -----------------------------------------------------------------------

               Sales to unaffiliated customers         $   14,508        $    16,704       $    9,649        $    40,861
                                                     ================  ================  ================  =================

               Operating income (loss)                 $      (55)       $    (1,998)      $    1,745        $      (308)
                                                     ================  ================  ================  =================


                                                                                            TEFRON LTD. AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
----------------------------------------------------------------------------------------------------------------------------


NOTE 5:-      SEGMENT REPORTING (CONT.)

                                                                        YEAR ENDED DECEMBER 31, 2003
                                                 ---------------------------------------------------------------------------
                                                   CUT & SEW      SEAMLESS       HEALTH        ADJUSTMENTS
                                                   - ISRAEL                     CARE USA                        CONSOLIDATED
                                                 -------------  ------------  -------------  ---------------   -------------
                                                                          U.S. DOLLARS IN THOUSANDS
                                                 ---------------------------------------------------------------------------
               Sales to unaffiliated customers     $  51,944      $  72,856     $   38,286     $         -       $  163,086
               Inter-segmental sales                   1,469              -              -          (1,469)               -
                                                 -------------  ------------  -------------  ---------------   -------------

               Total sales                         $  53,413      $  72,856     $   38,286     $    (1,469)      $  163,086
                                                 =============  ============  =============  ===============   =============

               Operating income (loss)             $     674      $  (4,026)    $    6,693     $         -       $    3,341
                                                 =============  ============  =============  ===============

               Financial expenses, net                                                                                5,628
               Other income, net                                                                                       (228)
                                                                                                               -------------

               Loss before taxes on income                                                                       $   (2,059)
                                                                                                               =============

               Depreciation and amortization       $   2,161      $   6,422     $      422     $         -       $    9,005
                                                 =============  ============  =============  ===============   =============

               Identifiable and total assets
                 at December 31, 2003              $  39,628      $ 101,202     $   44,392     $         -       $  185,222
                                                 =============  ============  =============  ===============

               Corporate assets                                                                                      17,499
                                                                                                               -------------

               Total assets                                                                                      $  202,721
                                                                                                               =============


                                                 - - - - - - - - - - - - - -